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                         EXHIBIT (23)(g)
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                 CONSENT OF INDEPENDENT AUDITORS
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             We consent to the reference of our firm under the
heading "Experts" in the Registration Statement (Form S-4) and related Prospectus of Boatmen's Bancshares, Inc. for the registration of up to 240,004 shares of its common stock. We also consent to the incorporation by reference of our report dated September 16, 1993, with respect to the consolidated financial statements of Ponca Bancshares, Inc. and Subsidiary included in Fourth Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.





/s/ GRA, Thompson, White & Co., P.C.

Merriam, Kansas
January 23, 1996